CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 21, 2017 on the financial statements of Goldman Navigator Fund, LP as of and for the year ended December 31, 2016 on Form N-1A of USA Mutuals Navigator Fund.

Hunt Valley, Maryland
October 2, 2017